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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


We consent to the use of our report dated March 6, 2002, in the Annual Report on Form 10-KSB of ANTS software inc. (the "Company") dated March 28, 2002.

Date: March 28, 2002


                                  /s/ Burr, Pilger & Mayer, LLP
                                  -----------------------------
                                  Burr, Pilger & Mayer, LLP